                                                                    Exhibit 23.1

HLB GAI, GOFFER, YAHAV, GUILMAN, UDEM & CO.
Certified Public Accountants (Isr.)

16 April 2006

To:
BIOPAD LTD
----------



Re:      CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS OF: BIOPAD LTD.
         -------------------------------------------------------

As the Accountants of Biopad Ltd, we consent to the incorporation by reference in the Registration Statement of Synova Healthcare Group, Inc. on Form S-8 of our report dated April 3, 2006 included in this Current Report on Form 8-K, dated April 3, 2006, of Synova Healthcare Group, Inc.




Please contact us for any question that may arise.

Respectfully yours,

/s/ Gai, Goffer, Yahav, Guilman, Udem & Co.

Gai, Goffer, Yahav, Guilman, Udem & Co.
Certified Public Accountants (Isr.)



cc:      ............................................

A member of HLB International o 74 Derech Begin Tel Aviv 67215 Israel . Tel 972-3-5622282 . Fax 972-3-5622275 . office@gyugcpa.com


|                             |                           |
|  Nissim Gai, CPA (Isr.)     |  Dan Goffer, CPA (Isr.)   |   Zion Yahav, CPA (Isr.)
|  nisim@gyugcpa.com          |  goffer@gyugcpa.com       |   zion@gyugcpa.com
|                             |                           |

|                             |                           |
|  Mario Guilman, CPA (Isr.)  |  Shlomo Udem, CPA (Isr.)  |   Ronen Sapoznilov, CPA (Isr.)
|  mario@gyugcpa.com          |  shlomo@gyugcpa.com       |   ronen@gyugcpa.com
|                             |                           |
